EXHIBIT 10.2


             AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT
             -----------------------------------------------


            AMENDMENT NO. 1, dated as of April 13, 1993, to the Asset Purchase Agreement, dated as of November 23, 1992 (the "Asset Purchase Agreement"), by and between Union Oil Company of California, a California corporation ("Seller"), and National Auto/Truckstops, Inc., a Delaware corporation (together with its successors and assigns, "Buyer").

            Pursuant to Section 9.2(a) of the Asset Purchase Agreement, Buyer and Seller desire to amend the Asset Purchase Agreement in order to amend and clarify certain of the terms and provisions contained therein. Capitalized terms used herein but not otherwise defined have the respective meanings specified in the Asset Purchase Agreement.

            Accordingly, the parties hereby agree as follows:

            1.    AMENDMENT OF SECTION 1.1.  The definitions of

"Ancillary Agreements" and "Effective Time" in Section 1.1 of the Asset Purchase Agreement are hereby amended by deleting such definitions in their entirety and substituting in lieu thereof the following definitions, respectively:

                  "Ancillary Agreements" means, collectively, (i) a Bill of Sale, Assignment and Assumption Agreement, (ii) a Non-Competition Agreement, (iii) an Office Sublease, (iv) a Credit Card Agreement, (v) a Trademark License Agreement, (vi) a Software License Agreement and (vii) a Services Agreement, each in a form to be agreed to by Buyer and Seller.

                  "Effective Time" means 11:59 p.m. Central Time on the Closing Date.




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            2. AMENDMENT OF SECTION 2.1(VII). Section 2.1 (vii) of the Asset
Purchase Agreement is hereby amended by deleting such Section 2.1(vii) in its entirety and substituting in lieu thereof the following:

                  (vii) to the extent that the following are held or used in the conduct of the business of the A/TS Network (but excluding the marks "Pure" and "Firebird" and any of the following which are (x) to be licensed to Buyer pursuant to the Trademark License Agreement to be executed by Buyer and Seller or (y) are not set forth in Section 3.19 of the Disclosure Schedule), all of Seller's right, title and interest in each patent and patent application, copyright, copyright application, publication (including, without limitation, Road King magazine), trademark, trademark registration, trade name, mark (including, without limitation, (i) Road King, (ii) ATS Managers Quarterly, (iii) American Traditions, (iv) Auto/Truckstop Restaurant, (v) Bring 'Em Back Happy, (vi) King of the Road, (vii) Signature Network Protection, (viii) TAM, (ix) TLC and (x) Truckers Bucks), service mark, product mark, logo and other commercial symbol (in any such case, whether or not registered or to be registered in the United States of America or elsewhere) applied for, issued to or otherwise owned by Seller and held or used in the business of the A/TS Network or with regard to any of the Acquisition Assets;

            3. AMENDMENT OF SECTION 3.10. Section 3.10 of the Asset Purchase Agreement is hereby amended by deleting such Section 3.10 in its entirety and substituting in lieu thereof the following:

                  3.10 SUFFICIENCY OF AND TITLE TO THE TRANSFERRED ASSETS. Upon consummation of the transactions contemplated by this Agreement, Seller will have assigned, transferred and conveyed to Buyer, free and clear of all Liens and Encumbrances (other than Permitted Encumbrances), all of the Acquisition Assets, exclusive of the Excluded Assets and assets transferred prior to Closing in the ordinary course of business or otherwise transferred as permitted hereunder. The business of the A/TS Network is a going concern and the transfer of the Acquisition Assets to Buyer pursuant to this Agreement (together with sufficient working capital supplied by Buyer, adequate




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      arrangements for the supply of motor fuel and other petroleum products not provided pursuant to a products agreement between Seller and Buyer, and the rights of Buyer under the Office Sublease, the Credit Card Agreement, the Trademark License Agreement, the Software License Agreement and the Services Agreement) will enable Buyer to operate such business as Seller operated it immediately prior to the Closing with all operations of such business unimpaired in any material respect immediately after the Closing, subject to the exclusion of the Excluded Locations.

            4. AMENDMENT OF SECTION 3.15. Section 3.15 of the Asset Purchase Agreement is hereby amended by adding the following to the end of such Section 3.15:

      Seller makes no representation in this Section 3.15 as to its compliance or non-compliance with the Americans with Disabilities Act (the "ADA").

            5. AMENDMENT OF ARTICLE III. Article III of the Asset Purchase Agreement is hereby amended by adding the following new Section 3.24 to the end of such Article III:

                  3.24 OWNERSHIP OF ACQUISITION ASSETS. From November 23, 1992 to and including the Closing Date, the Acquisition Assets (together with the assets being conveyed to Buyer pursuant to each of the Blythe California Purchase Agreement, Buttonwillow California Purchase Agreement, Ontario California Purchase Agreement, Redding California Purchase Agreement, Sacramento California Purchase Agreement and Santa Nella California Purchase Agreement, each dated as of November 23, 1992, between Seller and Buyer, collectively, the "California Assets") are owned solely by Seller and not by any subsidiary of Seller, and the Acquisition Assets together with the California Assets constitute less than two-thirds in gross value of all the assets (excluding money) used in trades and businesses carried on by Seller, all within the meaning of Section 279 of the Internal Revenue Code of l986, as amended, and the Treasury regulations issued thereunder, all as in effect as of the Closing Date.




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            6. AMENDMENT OF ARTICLE V. Article V of the Asset Purchase Agreement
is hereby amended by adding the following new Section 5.18 to the end of such
Article V:

                  5.18 POST-CLOSING COVENANT. Seller agrees promptly after the Closing Date to perform the tasks set forth on Section 5.18 of the Disclosure Schedule.

            7. AMENDMENT OF SECTION 7.1. Section 7.1 of the Asset Purchase Agreement is hereby amended by deleting Section 7.1(i) in its entirety and substituting in lieu thereof the following:

                  (i) any claim pursuant to PMPA or any similar or related federal or state statute or regulation (including any such claim arising out of or resulting from the execution and delivery of this Agreement or the sale of any of the Acquisition Assets to Buyer) but excluding (x) any such claim to the extent to which it arises out of or results from events which occur after the Closing Date or (y) any such claim against Buyer which arises out of or results from actions which are alleged will be taken by Buyer after the Closing Date (provided, that any claim described in this clause (y) shall not be excluded from the scope of Seller's indemnity in this paragraph (i) if the claim against Buyer is withdrawn or dismissed or it is determined that neither Buyer nor Seller has any Liability in respect of such claim);

                  (j) Seller's non-compliance as of the Effective Time with the ADA;

                  (k) any claim arising out of, relating to or in connection with SLIDELL 76 AUTO/TRUCK PLAZA, INC. v. UNION OIL COMPANY OF CALIFORNIA, No. 92-14752 (22nd Judicial District Parish of St. Tammany) (the "Slidell Litigation"), but excluding any such claim to the extent to which it arises out of or results from events which occur after the Closing Date. Without limiting the generality of the foregoing, in the event that Buyer is ordered to sell the auto/truckstop facility at issue in the Slidell Litigation (the "Slidell A/TS") to the plaintiff in the Slidell Litigation for an amount (a "Court Ordered Amount") then Buyer may elect to have the Appraisal Value (as defined below) of the Slidell A/TS determined. "Appraisal Value" means the fair market value of the Slidell A/TS (giving due considera-




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      tion to all relevant factors including, without limitation, the replacement cost of the Slidell A/TS and the related Acquisition Assets), as determined by a qualified appraiser who is a member of the Appraisal Institute, selected by the mutual agreement of the parties hereto (or, if the parties cannot agree, selected by the American Arbitration Association). If the amount of the Appraisal Value is greater than the Court Ordered Amount, then Seller shall pay to Buyer an amount equal to the excess of (x) the Appraisal Value over (y) the Court Ordered Amount. If the Appraisal Value is less than the Court Ordered Amount, then Buyer shall pay to Seller the excess of (x) the Court Ordered Amount over (y) the Appraisal Value;

                  (l) any claim arising out of, relating to or in connection with PORTLAND 76 AUTO/TRUCK PLAZA, INC. v. UNION OIL COMPANY OF CALIFORNIA, DBA UNOCAL, Case No. 92-1635 JE, United States District Court, District of Oregon, but excluding any such claim to the extent to which it arises out of or results from events which occur after the Closing Date;

                  (m) Seller's failure to deliver at the Closing any of the Real Estate Permits (as defined below) (it being understood and agreed that for purposes of this Section 7.1(m) the Damages for which Seller shall indemnify Buyer shall include, without limitation, any and all costs and expenses incurred by Buyer in obtaining any of the Real Estate Permits which Seller failed to deliver at the Closing (the "Non-Delivered Real Estate Permits") and any and all costs and expenses incurred by Buyer in taking any remedial action in respect of the Acquisition Assets which is reasonably necessary in order to obtain any of the Non-Delivered Real Estate Permits. (As used in this Section 7.1(m), "Real Estate Permits" means, with respect to each parcel of Real Property, the following:

            (i) with respect to each improvement located on the Real Property, either (A) the permanent certificate or certificates of occupancy or completion, as the same may have been amended from time to time, that were required to be issued by the appropriate Governmental Authorities ("Certificates") at the time of construction of such improvement, (B) a letter from the appropriate Governmental Authorities stating that no Certificates were required for the construction of such improvement or (C) a letter from the appro- priate Governmental Authorities stating that the fact that Certificates were not issued







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                  for such improvement or that Certificates may have been issued for such improvement but cannot be located is not a violation of law that will result in either fines or penalties being assessed against the Buyer, the Real Property or any subsequent owner thereof, or in the Buyer or any subsequent owner of the Real Property being required to take remedial action in order for the Real Property to be legally used, occupied or operated;

            (ii) all licenses, permits and authorizations of Governmental Authorities (other than Certificates, all applications, plans and filings that were necessary for the issuance of any Certificate and all licenses, permits and authorizations which were no longer required once a Certificate was issued) that
                  (A) were required for the construction of each improvement located upon the Real Property (or, in the alternative, written confirmation to the effect set forth in subclause
                  (i)(C) above with respect to such licenses, permits and authorizations) and (B) are necessary for the current operation of the Real Property;

           (iii) all applications, if any (and all documents filed in connection therewith) currently pending before any Governmental Authority for the issuance of any of the documents described in (i) and (ii) above; and

            (iv) either (A) written confirmation from the applicable zoning commission or other appro- priate Governmental Authority stating that the Mortgaged Property as built complies with existing land use and zoning ordinances, regulations and restrictions applicable to such property, (B) an opinion from local counsel to the same effect as covered by clause (A) above or (C) a zoning endorsement in connection with the Buyer's (and the Buyer's secured lenders) title insurance policies covering such Real Property.)

      Buyer agrees that (a) before taking any remedial action described in this
      Section 7.1(m), it will provide Seller with written notice that it intends to take such remedial action and (b) subject to the further provisions of this Section 7.1(m), it will refrain from taking such remedial action if, beginning within 15 days after receiving such notice Seller, at its sole




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      cost and expense and subject to the above indemnity with respect to all
      Damages incurred in connection therewith, either (i) diligently pursues in judicial proceedings a claim that such remedial action is not necessary or diligently attempts (for a period not to exceed 30 days) to convince the applicable Governmental Authorities that such remedial action is not necessary, provided that at all times and from time to time during such proceedings or attempt (y) neither Buyer, the Real Estate nor the operation, use or occupancy thereof, in Buyer's reasonable good-faith judgment, is or is likely to be adversely affected as a result of such remedial action not being taken and (z) all fines assessed against the Real Estate or Buyer as a result of such remedial action not being taken or the applicable Non-Delivered Real Estate Permits not being obtained are promptly paid by Seller or (ii) undertakes such remedial action itself, provided that (w) all contractors and others hired by Seller to perform such remedial action are approved in advance by Buyer, such approval not to be unreasonably withheld; (x) all plans and specifications for such remedial action are approved in advance by Buyer, such approval not to be unreasonably withheld; (y) Seller consults with Buyer during the entire remediation process and allows Buyer and Buyer's representatives to inspect the remediation work at all times and (z) Seller at all times continuously and diligently performs such remedial action (A) in a good and workmanlike manner, (B) in a manner such that, in the reasonable good-faith judgment of Buyer, when such action has been completed, all of the requirements of the applicable Governmental Authorities for the issuance of the applicable Non-Delivered Real Estate Permits will have been complied with and (C) in a manner so as to cause minimum interference with the Real Estate and the use, operation and occupancy thereof. Seller agrees that before taking any of the actions permitted to be taken by Seller pursuant to this Section 7.1 (m), it shall give Buyer 5 days written notice that it intends to take such action, such notice to include a description in reasonable detail of the specific actions Seller intends to take. Without limiting any of the foregoing provisions of this Section 7.1(m), the parties agree that if, in accordance with the foregoing, Seller undertakes (or gives Buyer notice that it intends to undertake) the actions permitted to be taken by Seller pursuant to this Section 7.1(m),
      (a) Seller shall immediately stop (or not commence) such actions upon receipt of written notice from Buyer that any of the conditions to the taking of such action are not being complied with, at which point Buyer may take the remedial action described in this Section 7.1(m) and




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      (b) Buyer may take the remedial action described in this Section 7.1(m) if and as soon as such actions by Seller are completed but do not result in the applicable Non-Delivered Real Estate Permits being obtained; and

                  (n) any matter identified on Section 7.1(n) of the Disclosure Schedule, to the extent that such matter (i) materially interferes with the use, occupancy or operation of the parcel of Real Property relating to such matter as such parcel is currently used, occupied and operated, (ii) materially reduces the fair market value of such parcel below the fair market value such parcel would have had but for such matter or (iii) results in any material increase in the cost of operating, occupying or owning (or leasing) such parcel.

            8. AMENDMENT OF SECTION 7.4. Section 7.4 of the Asset Purchase Agreement is hereby amended by deleting Section 7.4 in its entirety and substituting in lieu thereof the following:

                  7.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties in Articles III and IV and in any instrument or document furnished in connection herewith and the indemnification obligations of Seller under Section 7.1(n) shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto and shall expire on the fourth anniversary of the Closing Date, except (i) as to any matter as to which a claim is submitted in writing to the Indemnifying Party prior to such fourth anniversary and identified as a claim for indemnification pursuant to this Agreement, (ii) the inaccuracy of any representation or warranty arising out of the fraud, gross negligence or willful misconduct of Seller or Buyer, which representation and warranty shall survive until sixty (60) days following the expiration of the applicable statute of limitations, including extensions thereof and (iii) any inaccuracy in the representations or warranties set forth in Sections 3.8 and 4.5 of this Agreement, which representations and warranties shall survive until the expiration of sixty
      (60) days following the applicable statute of limitations, including extensions thereof. The covenants of Seller and Buyer hereunder, including the indemnification obligations of Seller under Section 7.1(b), (d), (e),
      (f), (g), (h), (i), (j), (k), (l) and (m) and the




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      indemnification obligations of Buyer under Section 7.2(b) and (d), shall survive until the expiration of any applicable statute of limitations. No claim or action for indemnity pursuant to Sections 7.1 or 7.2 hereof for breach of any representation or warranty shall be asserted or maintained by any party hereto after the expiration of such representation or warranty pursuant to the first sentence of this Section 7.4 except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration.

            9. SCHEDULES. Attached hereto is an amended and restated Disclosure Schedule that supersedes in its entirety the draft form of Disclosure Schedule previously delivered by Seller.

            10. AMENDMENT OF SECTION 9.5. Section 9.5 of the Asset Purchase Agreement is hereby amended by deleting Section 9.5 in its entirety and substituting in lieu thereof the following:

                  9.5 SUCCESSORS AND ASSIGNS. Either party hereto may assign this Agreement or any of its rights or benefits hereunder to any Person, including, without limitation, an assignment by Buyer of some or all of its rights hereunder to any of Buyer's lenders; provided, however, nothing in this Agreement or in any other agreement delivered pursuant hereto shall permit Buyer to assign any of its rights or benefits or delegate any of its duties or obligations under the Trademark License Agreement (subject to the rights granted in Section 2.01(iii) of the Trademark License Agreement).

            11. COUNTERPARTS. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.




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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

                              UNION OIL COMPANY OF CALIFORNIA


                              By: /s/ A.J. Eliskalns
                                 ------------------------------------
                                 Name: A.J. Eliskalns
                                 Title: Vice President

                              NATIONAL AUTO/TRUCKSTOPS, INC.

                              By: /s/ Louis J. Mischianti
                                 ------------------------------------
                                 Name:  Louis J. Mischianti
                                 Title: Vice President and Treasurer

                              NATIONAL AUTO/TRUCKSTOPS, INC.

                              By: /s/ Hugh D. Schmieder
                                 ------------------------------------
                                 Name:  Hugh D. Schmieder
                                 Title: Vice President